Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$15,212,710
Unrealized Gain (Loss) on Market Value of Commodity Futures	8,806,130
Dividend Income	4,009
Interest Income	2,094
ETF Transaction Fees	6,000
Total Income (Loss)	$24,030,943

Expenses
General Partner Management Fees	$132,269
Professional Fees	79,525
Brokerage Commissions	69,160
Directors' Fees and insurance	6,351
NYMEX License Fee	3,307
SEC & FINRA Registration Expense	27,000
Total Expenses	$317,612
Net Income (Loss)	$23,713,331

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/21	$273,748,880
Withdrawals (4,800,000 Shares)	(48,686,482)
Net Income (Loss)	23,713,331

Net Asset Value End of Month	$248,775,729
Net Asset Value Per Share (23,684,588 Shares)	$10.50

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596